EXHIBIT 4B

                                ASECO CORPORATION
                        1986 INCENTIVE STOCK OPTION PLAN
                         AMENDMENT AND RESTATEMENT NO. 2

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                         Effective as of January 9, 1992


         1. Purpose. The purpose of the Aseco Corporation 1986 Incentive Stock Option Plan (the "Plan") is to advance the interests of Aseco Corporation, a Delaware corporation (the "Company"), and its stockholders by strengthening the ability of the Company to attract, retain and motivate selected key employees by providing them with an opportunity to purchase stock of the Company. It is intended that this purpose will be effected by the granting of "incentive stock options" ("Options") as described in Section 422 of the Internal Revenue Code of 1986, as amended from time to time, and regulations thereunder (the "Code").

         2. Effective Date. This Plan originally became effective on June 10, 1986. This amendment and restatement was adopted by the Board of Directors of the Company (the "Board") on January 9, 1992 and was subsequently approved by stockholders of the Company on July 22, 1992.

         3. Stock Subject to the Plan. The shares with respect to which Options may be granted under this Plan shall not exceed in the aggregate 1,000,000 shares of the common stock, $.01 par value, of the Company (the "Shares"). Any Shares subject to an Option which for any reason expires or is terminated

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unexercised as to such Shares may again be the subject of an Option under the
Plan. The Shares subject to an Option that for any reason terminates, expires or lapses unexercised with respect to such Shares, and any Shares purchased by an Optionee upon exercise upon exercise of an Option which are subsequently repurchased by the Company pursuant to the terms of such Option may again be the subject of an Option under the Plan. The Shares delivered upon exercise of Options under the Plan may, in whole or in part, be either authorized by unissued Shares or issued Shares reacquired by the Company.

         4. Administration. This Plan shall be administered by the Board or, and to the extent delegated by the Board, a compensation or stock option committee (the "Committee"). Subject to the provisions of the Plan, the Board or Committee shall have full power to construe and interpret this Plan and to establish, amend and rescind rules and regulations for its administration. Any decisions made with respect thereto shall be final and binding on the Company, the Optionees and all other persons.

         5. Eligible Employees. Stock options may be granted to such key employees of the Company or of any Parent or Subsidiary of the Company (including members of the Board who are also Employees of the Company or any Parent or Subsidiary of the Company) as are selected by the Board or Committee.

         6. Duration of the Plan. This Plan shall terminate ten (10) years from the original effective date hereof, unless


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terminated earlier pursuant to Paragraph 12 below, and no Options may be granted thereafter.

         7. Restrictions on Options. Options granted under this Plan shall be subject to the following restrictions:

             (a) Limitation on Number of Shares. (i) With respect to Options granted prior to January 1, 1987, the aggregate fair market value (determined as of the date the Option is granted) of the Shares for which an Employee may be granted Options in any calendar year shall not exceed $100,000 plus any "unused limit carryovers", as that term is defined under Section 422 (c)(4) 0f the Code (as in effect immediately prior to its amendment by the Tax Reform Act of 1986) available in such year; or (ii) with respect to Options granted after December 31, 1986, to the extent that the aggregate fair market value, determined as of the date the Option is granted, of the shares with respect to which Options are exercisable for the first time by an Employee during any calendar year exceeds $100,000, such Options shall be treated as nonqualified stock options in accordance with Section 422 (d) of the Code. In the event that such Employee is eligible to participate in any other stock option plan(s) of the Company, or any Parent or Subsidiary thereof, which are also intended to comply with the provisions of Section 422 of the Code, such annual limitation shall apply to the aggregate number of Shares for which options may be granted under all such plans.


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             (b) 10% Shareholder. If any Employee to whom an Option is granted pursuant to the provisions of the Plan is, on the date of grant, the owner of stock (as determined under Section 425(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, then the following special provisions shall be applicable to the Option granted to such employee:

                  (i) The option price per Share subject to such Option shall not be less than 110% of the fair market value of one Share on the date of grant; and

                 (ii) The Option shall not have a term in excess of five (5) years from the date of grant.

             (c) Effective of Other Outstanding Options. No Option granted hereunder prior to January 1, 1987, shall be exercisable by any Optionee while there is "outstanding," within the meaning of Section 422(c)(7) of the Code (as in effect immediately prior to the Tax Reform Act of 1986). any incentive stock option which was granted to the Optionee before the granting of the Option under this Plan and which permits the Optionee to purchase stock in: (i) the Company,
(ii) a corporation which (at the time of the granting of the option under this Plan) is a Parent or Subsidiary of the Company or (iii) a predecessor corporation of any of such corporations.

         8. Terms and Conditions of Options. Options granted under this Plan shall be evidenced by stock option agreements in such form and containing such terms and conditions as the


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Board or Committee shall determine; provided, however, that such agreements shall evidence among their terms and conditions the following:

             (a) Price. Subject to the conditions of Paragraph 7(b), if applicable, the purchase price per Share payable upon the exercise of each Option granted hereunder shall be determined by the Board or Committee at the time the Option is granted and shall not be less than 100% of the fair market value of one Share on the date of grant. Fair market value shall be determined in accordance and conformity with regulations issued by the Internal Revenue Service with regard to such incentive stock option.

             (b) Number of Shares. Each Option shall specify the number of Shares to which it pertains.

             (c) Exercise of Options. Each Option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Board or Committee, as the case may be, may determine at the time it grants such Option; provided, however, that subject to the provisions of Paragraph 7(b) (if applicable) no Option shall be exercisable with respect to any Shares later than ten (10) years after the date of grant of such Option.

             (d) Notice of Exercise and Payment. An Option shall be exercisable only by delivery of a written notice to the Company's Treasurer, or any other officer of the Company designated by the Board or Committee to accept such notices on its


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behalf, specifying the number of Shares for which it is exercised. If the offering of said Shares is not at that time effectively registered under the Securities Act of 1933, as amended, the Optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the Shares are being purchased for the Optionee's own account for investment and not with a view to distribution, and acknowledging that the Optionee is familiar with any restrictions on the resale of the Shares under applicable securities laws. Payment shall be made in full at the time the Option is exercised by any of the following methods: (i) in cash, (ii) by cashier's or certified check,
(iii) if permitted by the Board or Committee, by delivery and assignment to the Company of shares of Company stock having a fair market value (as determined by the Board of Directors or Committee) equal to the exercise price, (iv) if permitted by the Board or Committee, by promissory note or (v) by a combination of the methods described in (i), (ii), (iii) and (iv) above.

             (e) Nontransferability. No Option shall be transferable by the Optionee otherwise than by will or the laws of descent or distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

             (f) Termination of Employment. If the Optionee ceases for any reason to be an Employee of the Company, or any Parent or Subsidiary of the Company, at any time prior to exercise in full of any Option granted to him, such Option shall terminate in accordance with the following provisions:


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                  (i)   if the Optionee's employment shall have been terminated
                        by resignation or other voluntary action of the Optionee, or if such employment shall have been terminated by the Company for cause, the Option shall terminate and may no longer be exercised;

                 (ii) if the Optionee's employment shall have been terminated for any reason other than cause, resignation or other voluntary action before the Optionee is eligible to retire, disability or death, he may, at any time within a period of three (3) months after such termination of employment, exercise his Option to the extent that the Option was exercisable by him on the date of termination of his employment;

                (iii) If the Optionee's employment shall have been terminated because of disability within the meaning of Section 22(e)(3) of the Code, he may, at any time within a period of one (1) year after such termination of employment, exercise his Option to the extent that the date of termination of his employment because of disability; and

                 (iv) if the Optionee dies at a time when he might have exercised the Option, then his estate, personal representative or beneficiary to whom it has been transferred pursuant to Paragraph 7(e) may, at any time within a period of one (1) year after the Optionee's death, exercise the Option to the extent the Optionee might have exercised it at the time of his death.

However, no Option may be exercised to any extent by anyone after the date of expiration of the Option.

             (g) Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of issuance of a stock certificate to him for such Shares.


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         9. Stock Dividends; Stock Splits; Stock Combination; Recapitalizations.
Appropriate adjustment shall be made by the Board of Directors or Committee in the maximum number of Shares subject to the Plan and in the number, kind and Option price of Shares covered by outstanding Options granted hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the effective date of this Plan.

         10. Merger; Sale of Assets; Dissolution. In the event of a change of the Shares resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of Shares which thereafter may be optioned and sold under this Plan, and the number and kind of Shares then subject to Options granted hereunder and the Option price per Share thereof shall be appropriately adjusted to prevent substantial dilution or enlargement of the rights available or granted hereunder. Except as otherwise determined by the Board, a merger or a similar reorganization which the Company does not survive, or a sale of all or substantially all of the assets of the Company, shall cause every Option outstanding hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations thereunder.


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         11. Definitions.

             (a) The term "Employee" shall have, for purposes of this Plan, the meaning ascribed to it under Section 3401(c) of the Code and the regulations promulgated thereunder; the term "Key Employees" refers to those executive, technical, administrative or managerial Employees who are determined by the Board or Committee, in its sole discretion, to be eligible for Options under this Plan.

             (b) The term "Optionee" means a Key Employee to whom an Option is granted under this Plan.

             (c) The term "Parent" shall have, for purposes of this Plan, the meaning ascribed to it under Section 425(e) of the Code and the regulations promulgated thereunder.

             (d) The term "Subsidiary" shall have, for purposes of this Plan, the meaning ascribed to it under Section 425(f) of the Code and the regulations promulgated thereunder.

         12. Termination or Amendment of Plan. The Board of Directors may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the shareholders of the Company, provided:

             (a) that no such termination or amendment shall adversely affect or impair any then outstanding Option without the consent of the Optionee holding such Option;

             (b) that no such amendment which increases the maximum number of Shares subject to this Plan or changes the class of employees eligible to receive Option grants under this Plan shall be effective unless it is approved by the shareholders of the Company within twelve (12) months before or after the adoption of said amendment.


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